Exhibit 11(b) Consent of Attorneys


Christopher S. Petito
                                                                 202-965-8152





Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 14 to the Registration Statement No. 33-67386 of Lincoln Benefit Life Variable Life Account on Form S-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            Jorden Burt LLP

                                               /s/ Christopher S. Petito
                                            By:----------------------
                                                   Christopher S. Petito